SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2013
ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware    001-16533    63-1261433
(State of Incorporation)    (Commission File No.)    (IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama    35209
(Address of Principal Executive Office )    (Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

ITEM 7.01    REGULATION FD DISCLOSURES
On December 18, 2013, ProAssurance Corporation (the “Company”) adopted a written stock trading plan in accordance with Rule 10b5-1 (the “Plan”) to facilitate the continued repurchase of its shares in accordance with ProAssurance’s existing share repurchase authorization.
The Plan has been established pursuant to, and as part of, the Company’s existing share repurchase program. As we disclosed on December 4, 2013, our Board of Directors authorized an additional $100 million for share repurchase, bringing the total available for such purchases to $227 million.
The Plan provides that a broker selected by ProAssurance has the authority to repurchase shares at prevailing market prices on the New York Stock Exchange pursuant to the terms and limitations specified in the plan. The term of the Plan is December 21, 2013 through February 21, 2014. Any purchase of shares under the Plan will be made in accordance with an undisclosed formula that is incorporated into the terms of the Plan.
Further, purchases made under the terms of the plan will be subject to the rules of the New York Stock Exchange and applicable securities laws and regulations, including Rule 10b5-1 and Rule 10b-18 under the Securities Exchange Act of 1934, as amended. There can be no guarantee that any shares will repurchased by ProAssurance either through the Plan or otherwise.
The information we are furnishing under Item 7.01 of this Current Report on Form 8K is not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) as amended, or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 19, 2013

PROASSURANCE CORPORATION
by: /s/ Frank B. O’Neil
Frank B. O’Neil
Senior Vice-President

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